UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_________________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 16, 2003

ATWOOD OCEANICS, INC.(Exact
name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS (State or other jurisdiction of incorporation or organization) 15835 Park Ten Place Drive Houston, Texas (Address of principal executive offices)	74-1611874 (I.R.S. Employer Identification No.) 77084 (Zip Code)
Registrant's telephone number, including area code: 281-749-7800 N/A

        (Former name or former address, if changed since last report.)

ITEM 7. EXHIBITS

EXHIBIT 99.1 CONTRACT STATUS SUMMARY AT JUNE 16, 2003

ITEM 9. REGULATION FD DISCLOSURE

The ATWOOD BEACON (the Company’s newly constructed ultra-premium jack-up unit) has been awarded a contract by Murphy Sarawak Oil Co. Ltd. (“Murphy”) to drill three firm wells plus options to drill five additional wells off the coast of Malaysia. The drilling of each well is expected to take ten to fifteen days to complete, with at least two-options expected to be exercised. The contract provides for a dayrate of $51,000, with drilling operations not expected to commence until August 1, 2003. Equipment commissioning and testing is currently being carried out on the rig which will extend until the commencement of the Murphy contract. Contract opportunities for additional work following completion of the Murphy contract are being pursued.

Additional information with respect to the Company’s Contract Status Summary June 16, 2003 is attached hereto as Exhibit 99.1 which is being furnished in accordance with Rule 101 (e)(1) under Regulation FD and should not be deemed to be filed.

        Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management’s reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC. (Registrant) /s/ James M. Holland James M. Holland Senior Vice President DATE: June 16, 2003

EXHIBIT INDEX

EXHIBIT NO. DESCRIPTION

99.1 Contract Status Summary at June 16, 2003

EXHIBIT 99.1

ATWOOD OCEANICS, INC. AND SUBSIDIARIESCONTRACT
STATUS SUMMARY

AT June 16, 2003

NAME OF RIG	LOCATION	CUSTOMER	CONTRACT STATUS
SEMISUBMERSIBLES -
ATWOOD FALCON	AUSTRALIA	WOODSIDE ENERGY LTD. ("WOODSIDE")	The rig is drilling the last well under its
contract with Woodside. The contract is
estimated to be complete around the end of
June 2003. Following completion, the rig
will be moved to Malaysia to drill one well
for Sarawak Shell and one well for Murphy
Sabah Oil Co. The drilling of these wells
should commence around August 1, 2003 and
should take approximately 100 days to
complete. Murphy has an option to drill one
additional well at a later date. Following
completion of its work in Malaysia, the rig
will be moved to Japan to drill two wells
estimated to take 100 to 120 days to complete.

ATWOOD HUNTER	ISRAEL	SAMEDAN, MEDITERRANEAN SEA	The rig is drilling one well for Samedan,
Mediterranean Sea ("Samedan"). This well is
estimated to be completed in mid-July 2003,
with Samedan having an option to drill one
additional well at a later date.

ATWOOD EAGLE	ANGOLA	ESSO EXPLORATION ANGOLA (BLOCK 15) LIMITED ("ESSO")	The rig is drilling the second well of a firm
three well contract with ESSO off the coast
of Angola. ESSO has options for four
additional wells. If no option wells are
drilled, the contract could terminate around
early August 2003.

SEAHAWK	MALAYSIA	EXXONMOBIL EXPLORATION & PRODUCTION MALAYSIA INC.	The rig's current contract terminates in December 2003, with an option for the Operator to extend.
ATWOOD SOUTHERN CROSS	MEDITERRANEAN SEA	EDISON GAS S.p.A. ("EDISON")	The rig is contracted to EDISON to work on
three plug and abandonment wells which is
expected to take approximately 60 days to
complete. Contract opportunities for
additional work following completion of the
EDISON wells are being pursued in the
Mediterranean Area.

SEASCOUT	UNITED STATES GULF OF MEXICO		The SEASCOUT was purchased in December 2000 for future conversion to a tender-assist unit, similar to the SEAHAWK, once an acceptable contract opportunity is secured. The rig is currently coldstacked.
CANTILEVER JACK-UPS -
VICKSBURG	MALAYSIA	EXXONMOBIL EXPLORATION & PRODUCTION MALAYSIA INC. ("EMEPMI")	In October 2002, the rig commenced a two-year
drilling program (with an option by EMEPMI
for one additional year), with EMEPMI having
the right to terminate the drilling program
after one year at any time with a 120 days
notice period.

ATWOOD BEACON	SINGAPORE	The construction of the ATWOOD BEACON
continues on schedule. The shipyard portion
of the construction was completed in May
2003, with equipment commissioning and
testing currently being carried out.
Following completion of equipment
commissioning and testing estimated around
August 1, 2003, the rig will be moved to
Malaysia to drill three wells plus options
for five additional wells for Murphy Sarawak
Oil Co., Ltd. Contract opportunities for
additional work following completion of the
Murphy contract are being pursued.

SUBMERSIBLE -
RICHMOND	UNITED STATES GULF OF MEXICO	OCEAN ENERGY, INC./DEVON	The rig is currently drilling the second of
two wells for Ocean Energy, Inc./Devon.
This well should take until mid-June 2003 to
complete. Following completion of this
contract, the rig will commence a one-well,
plus options for two additional wells
contract for Spinnaker Exploration Company,
L.L.C. The one firm well is expected to take
50 days to complete.

MODULAR PLATFORMS -
GOODWYN 'A' /NORTH RANKIN 'A'	AUSTRALIA	WOODSIDE ENERGY LTD.	There is currently an indefinite planned
break in drilling activity for the two
client-owned rigs managed by the Company.
The Company is involved in maintenance of the
two rigs for future drilling programs.